AMENDMENT NO. 1 TO THE

SECOND AMENDED AND RESTATED 1ST UNITED BANCORP/1ST UNITED BANK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

This AMENDMENT NO. 1 TO THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT (this “Amendment”) is made and entered into as of May 7, 2014 by and among 1st United Bancorp, Inc., a business corporation organized and operating under the laws of the State of Florida (the “Company”), 1st United Bank, a commercial bank organized and operating under the laws of the State of Florida (the “Bank”), and Rudy Schupp (the “Executive”).

WHEREAS, the Company, the Bank and Executive entered into a Supplemental Executive Retirement Agreement originally adopted May 31, 2006, and as amended and restated effective December 18, 2008 (the “SERP”); and

WHEREAS, the Company and Valley National Bancorp have entered into an Agreement and Plan of Merger dated May 7, 2014 (the “Merger Agreement”) pursuant to which: (i) the Company shall merge with and into Valley National Bancorp and (ii) the Bank shall merge with and into Valley National Bank (collectively the “Merger”); and

WHEREAS, the Company, the Bank and Executive desire to amend the SERP so that the interest rate utilized in calculating the present value of any benefits payable to Executive under the SERP is the greater of: (i) the Applicable PBGC Rate (as defined in the SERP); or (ii) 4.0%; and

WHEREAS, the Company, the Bank and Executive also desire to quantify the payment to be provided to Executive under the SERP in connection with the Merger; and

WHEREAS, Section 7.1 of the SERP provides that the SERP may be amended in writing by the parties thereto.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the SERP is hereby amended as follows:

1.            Amendment to Section 1.1 of the SERP. Section 1.1 of the SERP is hereby deleted in its entirety and replaced with the following:

“Section 1.1 “Applicable Rate” shall mean the greater of: (i) the Applicable PBGC Rate; or (ii) 4.0%. “Applicable PBGC Rate” shall have the meaning set forth in the Employment Agreement.”

2.            Amendment to Sections 2.5.1 and 2.6 of the SERP. The references to “Applicable PBGC Rate” in Sections 2.5.1 and 2.6 of the SERP shall be changed to “Applicable Rate.”

3.            Amendment to Section 7.3 of the SERP. The last paragraph of Section 7.3 of the SERP is hereby deleted in its entirety and replaced with the following:

“the Company or the Bank shall distribute the present value (based on the Applicable Rate) of the Normal Retirement Benefit or Early Retirement Benefit (as applicable, determined as of the date of the termination of the SERP) to the Executive in a lump sum on the first date permitted by Treasury Regulation Section 1.409A-3(j)(4)(ix). Notwithstanding the foregoing, if the SERP is terminated in accordance with Section 7.3(a), the Company or the Bank (or any successor) shall distribute the benefit payable pursuant to Section 2.5 (if the Executive is in active service of the Company and the Bank as of the Change in Control or, if earlier, the date on which the Plan is terminated) or pursuant to Section 2.6 (if Executive has incurred a Separation from Service prior to the Change in Control or, if earlier, the date on which the Plan is terminated) in accordance with Treasury Regulation 1.409A-3(j)(4)(ix).”

4.             Termination of the SERP. The SERP shall remain in full force and effect until the Effective Time, as defined in the Merger Agreement. As of the Effective Time, the Company and Bank, as directed by Valley National Bancorp, shall terminate the SERP in accordance with Section 7.3(a). As a result of such action, the Company or the Bank (or any successor) shall pay to Executive the Settlement Payment (as defined in the Employment Agreement between the parties, as amended on May 7, 2014), a portion of which is attributable to the benefits payable under the SERP. Executive hereby acknowledges and agrees that following the receipt of the Settlement Payment, Executive has no contractual right to any payment or benefit under the SERP.

5.             Capitalized Terms. Capitalized terms herein shall have the meanings ascribed to them in the SERP except as otherwise expressly provided in this Amendment.

6.             Effect of Amendment. Notwithstanding anything to the contrary, this Amendment shall become effective as of the Effective Time. In the event the Merger Agreement is terminated for any reason, this Amendment shall automatically terminate and become null and void. Except and to the extent modified by this Amendment, the provisions of the SERP shall remain in full force and effect and are hereby incorporated into and made a part of this Amendment.

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IN WITNESS WHEREOF, the Company, the Bank and Executive have executed this Amendment as of the day and year first written above.

1ST UNITED BANCORP, INC.

By:	/s/ John Marino
Name:	John Marino
Title:	President

1ST UNITED BANK

By:	/s/ John Marino
Name:	John Marino
Title:	Chief Financial Officer

EXECUTIVE

/s/ Rudy Schupp
Rudy Schupp
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